As filed with the Securities and Exchange Commission on February 23, 2023
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
CROSSFIRST BANKSHARES, INC.
(Exact name of registrant as specified in its charter)
Kansas (State or other jurisdiction of incorporation or organization)	26-3212879 (I.R.S. Employer Identification Number)
11440 Tomahawk Creek Parkway
Leawood, KS 66211
(913) 901-4516
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)
Amy Abrams
General Counsel and Corporate Secretary
CrossFirst Bankshares, Inc.
11440 Tomahawk Creek Parkway
Leawood, KS 66211
(913) 901-4516
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
With copies to:
Scott Gootee
Stinson LLP
1201 Walnut Street, Suite 2900
Kansas City, MO 64106
(816) 842-8600
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Small reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement of which this prospectus forms a part filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.
Subject to completion, dated February 23, 2023
PROSPECTUS
$250,000,000

Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Purchase Units
Subscription Rights
Units
We may offer, issue and sell from time to time up to $250,000,000, together or separately, in one or more offerings, the above-referenced securities. The securities we may offer may be convertible into or exchangeable for other securities. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the specific manner in which they may be offered. You should read this prospectus, the information incorporated by reference in this prospectus, the accompanying prospectus supplement, including any information incorporated by reference therein, and any applicable free writing prospectus carefully before you invest in the securities described in the applicable prospectus supplement.
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) and trades under the ticker symbol “CFB.”
We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis from time to time. See “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the distribution of our securities, their compensation and any option they hold to acquire additional securities will be described in the applicable prospectus supplement. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.
Investing in our securities involves certain risks. Before buying our securities, you should carefully consider the risks described under the caption “Risk Factors” beginning on page 2 of this prospectus, and in the documents included or incorporated by reference into this prospectus and the accompanying prospectus supplement, including any information incorporated by reference therein.
These securities are not deposits, savings accounts or other obligations of any bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency and are subject to investment risks, including the possible loss of the entire amount you invest.
None of the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is     , 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this shelf registration statement, we may offer and sell from time to time, separately or together, any combination of our common stock, preferred stock, debt securities, depositary shares, warrants, purchase contracts, purchase units, subscription rights and units in one or more offerings at an aggregate offering price of up to $250,000,000. The preferred stock, debt securities, warrants, purchase contracts, purchase units, subscription rights and units may be convertible into, or exercisable or exchangeable for, our common or preferred stock or other securities issued by us, or debt or equity securities issued by one or more other entities.
This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires. Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “CrossFirst,” “we,” “our,” “us,” “our company” and “the Company” refer to CrossFirst Bankshares, Inc., a Kansas corporation and the bank holding company for CrossFirst Bank, our principal subsidiary and a Kansas state-chartered bank.
The registration statement of which this prospectus forms a part, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be obtained from the SEC's website, www.sec.gov. Copies of information filed by us with the SEC are also available on our website at investors.crossfirstbankshares.com. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.
We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus or any applicable prospectus supplement or free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide. You should not assume that the information in this prospectus, any applicable prospectus supplement or any free writing prospectus that we have prepared is accurate as of any date other than the date of those documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons who obtain this prospectus and any applicable prospectus supplement should inform themselves about, and observe, any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC's website at www.sec.gov.
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference into this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein) the documents listed below (File No. 001-39028 unless otherwise stated), which are considered to be a part of this prospectus:
•
our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 25, 2022, incorporated by reference therein);

•
our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 5, 2022, for the quarter ended June 30, 2022, filed with the SEC on August 3, 2022, and for the quarter ended September 30, 2022, filed with the SEC on November 8, 2022;

•	our Current Reports on Form 8-K filed with the SEC on March 1, 2022, May 6, 2022, May 10, 2022, June 8, 2022 and February 22, 2023; and
•
the description of our common stock contained in our Registration Statement on Form S-1 (File No. 333-232704), which was incorporated by reference into our Registration Statement on Form 8-A filed with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on August 9, 2019, including any amendment or report filed with the SEC for purposes of updating such description.

All reports and other documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed will also be incorporated by reference into this prospectus and deemed to be part hereof (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein). The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus commencing on the date on which the document is filed.
Any documents incorporated by reference into this prospectus are available without charge to you on the Internet at investors.crossfirstbankshares.com or upon written or oral request by contacting our Corporate Secretary at 11440 Tomahawk Creek Parkway, Leawood, Kansas 66211, (913) 901-4516. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements included or incorporated by reference in this prospectus and each prospectus supplement may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management's expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “strive,” “projection,” “goal,” “target,” “aim,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates, and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that may affect our results are disclosed in “Risk Factors” beginning on page 2 of this prospectus, and in the documents incorporated by reference into this prospectus and included or incorporated by reference into, and in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed include, but are not limited to, the following:
•
our ability to effectively execute our expansion strategy and manage our growth, including identifying and consummating suitable mergers and acquisitions, integrating merged and acquired companies and achieving projected synergies;

•
uncertain or unfavorable general economic or market conditions, including possible slowing or recessionary economic conditions and continuing or increasing inflation, and other conditions affecting our market areas in Kansas, Missouri, Oklahoma, Texas, Arizona, Colorado and New Mexico, including a decrease in or the volatility of oil and gas prices or agricultural commodity prices within the region;

•	changes in the anticipated rate hikes by the Federal Open Market Committee;
•	fluctuations in interest rates and the fair value of our investment securities, which could have an adverse effect on our profitability;
•	the geographic concentration of our markets in Kansas, Missouri, Oklahoma, Texas, Arizona, Colorado and New Mexico;
•	concentrations of loans secured by real estate and energy located in our market areas;
•	risks associated with our commercial loan portfolio, including the risk for deterioration in value of the general business assets that secure such loans;
•	borrower and depositor concentration risks;
•	risks associated with the continued outbreak of COVID-19 and its variants;
•	our ability to maintain our reputation;
•	our ability to successfully manage our credit risk and the sufficiency of our allowance;
•	reinvestment risks associated with a significant portion of our loan portfolio maturing in one year or less;
•	our ability to attract, hire and retain qualified management personnel;
•	our dependence on our management team, including our ability to retain executive officers and key employees and their client and community relationships;
•	competition from banks, credit unions and other financial services providers;

•	our ability to maintain sufficient liquidity and capital;
•	system failures, service denials, cyber-attacks and security breaches;
•	our ability to maintain effective internal control over financial reporting;
•	employee error, fraudulent activity by employees or clients and inaccurate or incomplete information about our clients and counterparties;
•	increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all;
•	costs and effects of litigation, investigations or similar matters to which we may be subject, including any effect on our reputation;
•	severe weather, acts of god, acts of war or terrorism;
•
compliance with governmental and regulatory requirements, including the Dodd-Frank and Wall Street Consumer Protection Act (“Dodd-Frank Act”) and other regulations relating to banking, consumer protection, securities and tax matters;

•
changes in the laws, rules, regulations, interpretations or policies relating to financial institutions, accounting, tax, trade, monetary and fiscal matters, including the policies of the Federal Reserve and as a result of initiatives of the current administration;

•	risks associated with our common stock; and
•
the other factors that are discussed in the sections entitled “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included or incorporated by reference in this prospectus. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law.
v

THE COMPANY
CrossFirst is the holding company for CrossFirst Bank (the “Bank”). The Company was initially formed as a limited liability company, CrossFirst Holdings, LLC, on September 1, 2008, to become the holding company for the Bank and converted to a corporation in 2017. The Bank was established as a Kansas state-chartered bank in 2007.
The Company's principal activities are the ownership and management of the Bank. The Bank is primarily engaged in providing a full suite of financial services to businesses, business owners, professionals, and their personal networks through its branch offices located in Kansas, Missouri, Oklahoma, Texas, Arizona, Colorado and New Mexico. Since opening our first branch in 2007, we have grown organically primarily by establishing new branches, attracting new clients and expanding our relationships with existing clients, as well as through three strategic acquisitions. Since inception, our strategy has been to be a trusted partner providing customized financial solutions for our clients, which we believe has driven value for our stockholders. We are committed to a culture of serving our clients and communities in extraordinary ways by providing personalized, relationship-based banking. We believe that success is achieved through establishing and growing the trust of our clients, employees, stockholders, and communities. As of December 31, 2022, we had total assets of $6.6 billion, total loans, net of the allowance for credit losses, of $5.3 billion, total deposits of $5.7 billion, and total stockholders' equity of $608.6 million.
Our executive offices are located at 11440 Tomahawk Creek Parkway, Leawood, Kansas 66211 and our telephone number is (913) 901-4516. Our website address is www.crossfirstbank.com. Information on our website should not be considered a part of this prospectus.
Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

RISK FACTORS
Investing in securities issued by us involves certain risks. Before you invest in any securities issued by us, in addition to the other information included in, or incorporated by reference into, this prospectus, as well as the information contained in any applicable prospectus supplement, you should carefully consider the risk factors contained in the section titled “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference into this prospectus, as updated by our Annual or Quarterly Reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.

USE OF PROCEEDS
We intend to use the net proceeds from the sales of the securities in the manner and for the purposes that will be set forth in the applicable prospectus supplement, which may include general corporate purposes.

SUMMARY OF SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of the securities we may offer. These summary descriptions are not meant to be complete descriptions of each security. The applicable prospectus supplement for an offering may add, update or change the terms and conditions of the securities as described in this prospectus. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions in this prospectus and the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF COMMON STOCK
We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, shares of our common stock as set forth in the applicable prospectus supplement. The following section describes the material features and rights of our common stock, $0.01 par value per share. The following description of our common stock does not purport to be complete and is subject to, and qualified in its entirety by, our Articles of Incorporation, as amended (“Articles”) and Bylaws (“Bylaws”), each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and to applicable Kansas law, including the Kansas General Corporation Code (“KGCC”). We urge you to read these documents for a more complete understanding of stockholder rights.
General
The Articles authorize the issuance of up to 205,000,000 shares, consisting of 200,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), and 5,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). The shares of Common Stock currently outstanding are fully paid and nonassessable. As of February 17, 2023, we had issued and outstanding 48,494,877 shares of our Common Stock and no shares of our Preferred Stock. As of February 17, 2023, there were 1,718,206 shares of Common Stock issuable upon the exercise or settlement of equity awards or warrants.
As of February 17, 2023, an aggregate of 2,326,570 shares of Common Stock remain reserved for issuance under our existing equity plans.
Each share of Common Stock has the same rights, privileges and preferences as every other share of Common Stock. The designations and powers, preferences and rights and the qualifications, limitations or restrictions of the Common Stock are described below.
Dividend Rights
To the extent permitted under the KGCC and subject to the rights of any series of Preferred Stock we may issue in the future, each holder of Common Stock participates ratably in dividends, which are payable when and as declared by our board of directors (“Board of Directors”).
Voting Rights
Each holder of Common Stock has the right to vote on matters submitted to a vote of the stockholders; provided, however, that except as otherwise required by law, common stockholders are not entitled to vote on any amendment to the Articles of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled to vote, pursuant to the Articles or pursuant to the KGCC.
Each stockholder is entitled to one vote per share of Common Stock held by each such stockholder, including, without limitation, respecting the election of directors. Subject to the rights of the holders of any series of Preferred Stock we may issue in the future and except as otherwise required by law or the Articles or the Bylaws, matters are generally decided by the affirmative vote of a majority of the votes properly cast for or against such matter. The Board of Directors is currently divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III. Stockholders may not cumulate their votes in the election of directors. Subject to the rights of the holders of any series of Preferred Stock we may issue in the future and except as otherwise required by law or the Articles, directors are elected by a plurality of the voting power present or represented at the applicable meeting and entitled to vote on the election of directors.
Subject to the rights of the holders of any series of Preferred Stock we may issue in the future and except otherwise provided by law or by the Articles, the holders representing a majority of the combined voting power of the capital stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, constitute a quorum at all meetings of the stockholders for the transaction of business.
Liquidation Rights
Upon any liquidation, dissolution or winding up of the Company, holders of the Company's debt securities and lenders with respect to other borrowings will receive distributions of the Company's available assets prior to holders of Common Stock or any series of Preferred Stock of the Company. Upon liquidation, holders of any series of Preferred Stock we may issue in the future will generally receive distributions of the Company's available assets prior to holders of Common Stock. After the payment of all liabilities and of the liquidation preferences with respect to any issued and outstanding shares of Preferred Stock, we will distribute our remaining assets to the holders of the Common Stock on a pro rata basis.
Other Rights and Preferences
The Common Stock does not have conversion, preemptive or other rights to subscribe for additional shares of capital stock of any class or series of the Company, whether now or hereafter authorized. In addition, there are no sinking fund or redemption provisions applicable to the Common Stock.
Anti-Takeover Considerations and Special Provisions of the Articles, the Bylaws and Kansas Law
Certain provisions of Kansas law and the Articles and Bylaws could have the effect of delaying or deferring the removal of incumbent directors that a stockholder may consider to be in the stockholder's best interest or delaying, deferring or discouraging another party from acquiring control of us, including delaying, preventing, discouraging or making more difficult unsolicited tender offers or takeover attempts that a stockholder may consider to be in the stockholder's best interest, including those takeover attempts that might result in a premium over the market price for the shares of common stock held by stockholders. These provisions, summarized below, are intended to encourage persons seeking to acquire control of us to first negotiate with the Board of Directors. These provisions may also serve to discourage hostile takeover practices and inadequate takeover bids and have the effect of making it more difficult for third parties to cause the replacement of our current management. We believe that these provisions are beneficial because the negotiation they encourage could result in improved terms of any unsolicited proposal. These provisions include:
Authorized but Unissued Capital Stock
We have authorized but unissued shares of Common Stock, and the Board of Directors may authorize the issuance of one or more series of Preferred Stock without stockholder approval. These shares could be used by the Board of Directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise.
No Stockholder Action by Written Consent
The Articles provide that, except as otherwise provided by or pursuant to any resolution or resolutions of the Board of Directors providing for the issuance of any series of stock having a preference over the Common Stock as to dividends or upon liquidation, stockholder action can be taken only at a duly called meeting of stockholders of the Company and may not be effected by any consent in writing by stockholders.
Classified Board
Holders of the Preferred Stock that we may issue in the future may have the right to elect members of the Board of Directors. The Board of Directors is currently divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III. The Articles require that in the event of any increase or decrease in the number of our directors, the number of directors in each class be apportioned as nearly equal as possible. Any decrease in number of directors does not shorten the term of any incumbent director. Each director generally serves for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected (subject to shortened terms in the case of directors in office prior to our conversion to a corporation on December 31, 2017), provided, that each initial Class I director serves for a term ending on the date of the first annual meeting following the annual meeting at which such director was elected, each initial Class II director serves for a term ending on the date of the second annual meeting following the annual meeting at which such director was elected and each initial Class III director serves for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected and that the term of each director will continue until the election and qualification of a successor and be subject to such director's earlier death, resignation or removal. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of directors on a classified board.

Limitation on Right to Call a Special Meeting of Stockholders
The Articles and Bylaws provide that, except as otherwise required by the KGCC or as may be granted to the holders of any series of Preferred Stock, special meetings of stockholders may be called only by either the Chief Executive Officer of the Company or by at least as many directors as would be a majority of our directors if there are no vacancies on the Board of Directors.
Advance Notice Provisions
The Articles and Bylaws establish advance notice procedures with regard to stockholder proposals to nominate directors or bring business at annual meetings of stockholders. Generally, these procedures provide that notice of a stockholder proposal or director nomination must be received by our Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting of stockholders. The notice must also meet certain form and content requirements specified in the Bylaws. These requirements and procedures may preclude stockholders from nominating directors or bringing business at annual meetings.
Filling of Board Vacancies
Any vacancy occurring and newly created directorships resulting from any increase in the authorized number of directors in the Board of Directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director and may not be filled by the stockholders. A director elected to fill a vacancy or a newly created directorship holds office until the next elections for the class of directors for which such director has been chosen, subject to the election and qualification of a successor and to such director's earlier death, resignation or removal.
Charter Amendments
Certain provisions of the Articles with respect to the Board of Directors, meetings of stockholders, limitation of director liability, indemnification and advancement of expenses and amendments to the Articles and Bylaws may be amended or repealed only with the affirmative vote of the holders of at least two-thirds of the capital stock of the Company entitled to vote generally in an election of directors, voting together as a single class. Accordingly, satisfaction of heightened voting standards would be required to amend the Articles, which could have the effect of delaying, deferring or discouraging the acquisition of control of us.
Adoption, Amendment and Repeal of the Bylaws
The Articles authorize the Board of Directors to make, amend and repeal the Bylaws of the Company and our stockholders may only make, amend or repeal the Bylaws of the Company by the affirmative vote of two-thirds of the capital stock of the Company entitled to vote generally in an election of directors, voting together as a single class. Accordingly, the Board of Directors could take action to amend the Bylaws in a manner that could have the effect of delaying, deferring or discouraging another party from acquiring control of us.
Business Combinations with Certain Persons
We are subject to Section 17-6427 of the KGCC, which provides that, subject to certain exceptions, a Kansas corporation such as us may not engage in certain business combinations, including mergers, consolidations and asset sales, with a person, who is an “interested stockholder” (generally defined as the holder of 15% or more of the corporation's outstanding voting stock) for a period of three years following the date such person became an interested stockholder, unless (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding for purposes of determining the amount of voting stock outstanding certain shares owned by persons who are both officers and directors and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested stockholder. This law may have the effect of prohibiting a business combination involving us, even if such event would be beneficial to our stockholders.
Control Share Acquisition Statute
We are also subject to Section 17-1286 et seq. of the KGCC, which provides that, subject to certain exceptions, any person or group must obtain stockholder approval before acquiring any share of stock of a Kansas corporation such as us if, after the acquisition, that person or group would trigger a specified level of voting power, beginning at 20%, as set forth in the statute. If the acquiring person fails to obtain such stockholder approval, the acquired shares lose their voting rights. These voting rights may be retained or restored only if the statutory disclosure requirements are met and the approval of both a majority of the outstanding voting stock and a majority of the outstanding voting stock excluding “interested shares” (generally, shares owned by the acquiring person or group, the corporation's directors who are also its employees, and the corporation's officers) is secured.
Removal of Directors
Except for additional directors elected by the holders of a series of Preferred Stock we may issue in the future entitling such holders to elect directors, any director or the entire Board of Directors may be removed from office only for cause and only by the affirmative vote of at least a majority of the total voting power of the outstanding shares of the capital stock of the Company entitled to vote in any annual election of directors or class of directors, voting together as a single class.
Elimination of Liability and Indemnification
The Articles eliminate a director's liability to us and our stockholders for monetary damages for breach of a fiduciary duty as a director, except in connection with (i) any breach of the director's duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) certain transactions under Section 17-6424 of the KGCC (relating to liability for unauthorized acquisitions or redemptions of, or payment of dividends on, capital stock), or (iv) for any transaction from which the director derived an improper personal benefit.
The Articles and Bylaws provide that we will indemnify each of our officers and directors to the fullest extent permitted by applicable law and that any modification or repeal of the Articles or Bylaws will not adversely affect this indemnification right of our officers and directors with respect to any act or omission occurring prior to such modification or repeal. Our Articles provide for advancement of expenses to any person who is or was an officer or director to the fullest extent permitted by applicable law except for certain claims brought by any such indemnified party and the Bylaws further provide that any expenses (including attorneys' fees) actually and reasonably incurred by our officers and directors in connection with their defense of any indemnifiable proceeding or the enforcement of their indemnification rights will be paid by us in advance of the disposition of such action upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that such officer or director was not entitled to be indemnified.
The Bylaws also provide that the indemnification rights set forth in the Bylaws are not exclusive of other indemnification rights to which an indemnified party may be entitled under any statute, provision in the Articles of Incorporation or Bylaws, any agreement, the vote of stockholders or disinterested directors, policy of insurance or otherwise, both as to action in their capacity and as to action in another capacity while holding their respective offices, and shall not limit in any way any right which the Company may have to provide additional indemnification with respect to the same or different persons or classes of person. In this regard, we have entered into indemnification agreements with each of our current directors and officers, and we anticipate that we will enter into indemnification agreements with each of our future directors and officers, that provide these individuals with a contractual right to indemnification from us to the fullest extent permitted under Kansas law against any liability that may arise by reason of their service to us, and to the advancement of expenses incurred as a result of any proceeding against them as to which they could be indemnified. Our Bylaws further authorize us to purchase and maintain insurance on behalf of our officers and directors and we have obtained insurance to cover such individuals for certain liabilities.

Kansas and Federal Banking Law
Under the Kansas Banking Code, the following transactions, among others, require application to and the prior written approval of the Office of the State Bank Commissioner of Kansas: (i) the acquisition of control of any Kansas state-chartered bank, (ii) the merger or consolidation of any Kansas state-chartered bank, and (iii) the acquisition of the assets of, or the assumption of the liability to pay any deposit made in, any Kansas-state chartered bank. For purposes of this law, “control” means the power to: (i) vote 25% or more of any class of voting shares, (ii) direct, in any manner, the election of a majority of the directors or (iii) direct or exercise a controlling influence over the management or policies.
The Bank Holding Company Act of 1956, as amended, generally prohibits any corporation that is not engaged in financial activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of the Corporation. For purposes of this law, “control” generally means ownership of 25% or more of the voting stock, controlling in any manner the election of a majority of the directors or other exercise of a controlling influence. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of any class of our voting securities. Between 5% and 25% ownership, together with the existence of certain other factors, may give rise to control under rebuttable presumptions established by the Federal Reserve. The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company or a bank unless the Federal Reserve and the Federal Deposit Insurance Corporation (“FDIC”), as applicable, has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve and the FDIC, the acquisition of 10% or more of a class of voting stock of a bank holding company or a bank with a class of securities registered under Section 12 of the Exchange Act, such as the Company, could constitute acquisition of control of the bank holding company.
The foregoing provisions of Kansas and federal law could make it more difficult for a third party to acquire our wholly-owned Bank subsidiary or a majority of our outstanding voting stock, by discouraging a hostile bid, or delaying, preventing or deterring a merger, acquisition or tender offer in which our stockholders could receive a premium for their shares, or effect a proxy contest for control of the Company or other changes in our management.
Transfer Agent
The Company's transfer agent is Broadridge Corporate Issuer Solutions, Inc.
Listing
The Common Stock is traded on the Nasdaq Global Select Market under the trading symbol “CFB.”

DESCRIPTION OF PREFERRED STOCK
The following section describes the general terms of the Preferred Stock that we may issue. The specific terms of any series of Preferred Stock will be described in the prospectus supplement relating to that series of Preferred Stock. The terms of any series of Preferred Stock may differ from the terms described below. Certain provisions of our Preferred Stock described below and in any prospectus supplement are not complete. The following description of our Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, our Articles and Bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and to applicable Kansas law, including the KGCC. We urge you to read these documents for a more complete understanding of stockholder rights.
General
The Articles authorize our Board of Directors to establish one or more series of Preferred Stock from time to time. Unless required by law or any stock exchange, up to 5,000,000 authorized but unissued shares of Preferred Stock will be available for issuance without further action by our stockholders. Our Board of Directors is authorized to divide the Preferred Stock into series and, with respect to each series, to fix and determine the designation, terms, preferences, limitations and relative rights thereof, including dividend rights, dividend rates, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Without shareholder approval, we could issue Preferred Stock that could impede or discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders may believe is in their best interests or in which they may receive a premium for their Common Stock over the market price of the Common Stock. While the terms of Preferred Stock may vary from series to series, holders of our Common Stock should assume that all shares of Preferred Stock will be senior to our Common Stock in respect of distributions and on liquidation.
The prospectus supplement relating to a particular series of Preferred Stock will contain a description of the specific terms of that series, including, as applicable:
•	the title, designation, number of shares and stated or liquidation value of the Preferred Stock ;
•
the dividend amount or rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accrue;

•	any conversion or exchange rights;
•	whether the Preferred Stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;
•	any liquidation rights;
•	any sinking fund provisions;
•	any voting rights;
•	the exchange or market, if any, where the Preferred Stock will be listed or traded; and
•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of the Articles.
Upon the issuance and payment for shares of Preferred Stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of Preferred Stock, holders of Preferred Stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock.
As stated above in the “Description of Common Stock”, the Board of Directors may authorize the issuance of one or more series of Preferred Stock without stockholder approval. These shares could be used by the Board of Directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise. Shares of the preferred stock may also be sold to third parties that indicate that they would support the Board of Directors in opposing a hostile takeover bid. The availability of the Preferred Stock could have the effect of delaying a change of control and of increasing the consideration ultimately paid to our stockholders. The Board of Directors may authorize the issuance of Preferred Stock for capital-raising activities, acquisitions, joint ventures or other corporate purposes that have the effect of making an acquisition of the Company more difficult or costly, as could also be the case if the Board of Directors were to issue additional common stock for such purposes. See “Anti-Takeover Considerations and Special Provisions of the Articles, the Bylaws and Kansas Law.”
Dividend Rights
Holders of each series of Preferred Stock will be entitled to receive cash dividends only when, as and if declared by our Board of Directors out of funds legally available for dividends on such Preferred Stock. The rates or amounts and dates of payment of dividends will be described in the applicable prospectus supplement relating to each series of Preferred Stock. Dividends will be payable to holders of record of Preferred Stock on the record dates fixed by our Board of Directors. Dividends on any series of Preferred Stock may be cumulative or noncumulative, as described in the applicable prospectus supplement.
Our Board of Directors may not declare, pay or set apart funds for payment of dividends on a particular series of Preferred Stock unless full dividends on any other series of Preferred Stock that ranks equally with or senior to such series of Preferred Stock with respect to the payments of dividends have been paid or sufficient funds have been set apart for payment for either of:
•	all prior dividend periods of each such series of Preferred Stock that pay dividends on a cumulative basis; or
•	the immediately preceding dividend period of each such series of Preferred Stock that pays dividends on a noncumulative basis.
Partial dividends declared on shares of any series of Preferred Stock and other series of Preferred Stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all series of Preferred Stock of equal priority.
Voting Rights
The holders of shares of Preferred Stock will have no voting rights, except:
•	as otherwise stated in the applicable prospectus supplement;
•	as otherwise stated in the articles of amendment to our Articles establishing the series of such Preferred Stock; and
•	as otherwise required by applicable law.
Liquidation Rights
In the event of the liquidation, dissolution or winding-up of us, holders of each series of Preferred Stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of Preferred Stock, plus an amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our Common Stock or on any securities ranking junior to such Preferred Stock upon liquidation, dissolution or winding-up.
However, holders of the shares of Preferred Stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up. Unless otherwise provided in the applicable prospectus supplement, neither a consolidation or merger of the Company with or into another corporation nor a merger of another corporation with or into the Company nor a sale or transfer of all or part of the Company's assets for cash or securities will be considered a liquidation, dissolution or winding up of the Company.
If the liquidation amounts payable to holders of Preferred Stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the Preferred Stock of these series will have the right to a ratable portion of our available assets up to the full liquidation preference. Holders of these series of Preferred Stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Redemption Rights
If so specified in the applicable prospectus supplement, a series of Preferred Stock may be redeemable at any time, in whole or in part, at our option, and may be mandatorily redeemable or convertible. Restrictions, if any, on the repurchase or redemption by us of any series of our Preferred Stock will be described in the applicable prospectus supplement relating to that series. Generally, any redemption of our Preferred Stock will be subject to prior Federal Reserve approval. Any partial redemption of a series of Preferred Stock would be made in the manner described in the applicable prospectus supplement relating to that series.
Upon the redemption date of shares of Preferred Stock called for redemption or upon our earlier call and deposit of the redemption price, all rights of holders of the Preferred Stock called for redemption will terminate, except for the right to receive the redemption price.
Conversion and Exchange Rights
The prospectus supplement will indicate whether and on what terms the shares of any future series of Preferred Stock will be convertible into or exchangeable for shares of any other class, series or security of the Company or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or Preferred Stock or other securities issuable upon conversion or exchange may be adjusted). It will also indicate for Preferred Stock convertible into Common Stock, the number of shares of Common Stock to be reserved in connection with, and issued upon conversion of, the Preferred Stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of Common Stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur.
Transfer Agent and Registrar
The transfer agent, registrar, dividend paying agent and depositary, if any, for any Preferred Stock offering will be stated in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
The complete terms of the debt securities will be contained in the indenture and supplemental indenture applicable to the debt securities. These documents will be included or incorporated by reference into this prospectus or the applicable prospectus supplement. You should read the indenture and applicable supplemental indenture relating to any debt securities. You should also read the applicable prospectus supplement, which will contain additional information and which may update or change some of the information below.
We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities, including debentures, notes, bonds and other evidence of indebtedness as set forth in the applicable prospectus supplement. The debt securities may be either secured or unsecured and will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. We refer to the senior indenture and the subordinated indenture together as the “indentures.” This prospectus, together with the applicable prospectus supplement, will describe the terms of each series of debt securities that we may offer from time to time.
The following summary of the material provisions of the indentures and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the applicable indenture and certificates evidencing the applicable debt securities, the forms of which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part. The specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the applicable indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by those described in the applicable prospectus supplement. A form of each debt security, any future supplemental indenture or similar document also will be filed with the SEC
Capitalized terms used but not defined in this section have the meanings given to those terms in the applicable prospectus supplement or, if not defined in the applicable prospectus supplement, in the applicable indenture.
As used in this section, “we,” “our,” “us” and the “Company” refer only to CrossFirst Bankshares, Inc. and not to its wholly-owned subsidiaries.
General
Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities that we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series. The subordinated debt securities will be subordinated as described below under the heading “—Subordinated Debt.”
The prospectus supplement relating to a particular series of debt securities will set forth the material terms of the debt securities being offered, as established pursuant to a board resolution, in an officer's certificate or in a supplemental indenture, including:
•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;
•	the offering price (which may be expressed as a percentage of the aggregate principal amount) of the debt securities;
•
the aggregate principal amount of such series that may be authenticated and delivered under the indentures (except for securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other securities of the series pursuant to the indenture and except for any securities deemed never to have been authenticated and delivered);

•	the maturity date or dates;

•
if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “—Satisfaction and Discharge” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•	any conversion or exchange provisions;
•	the date of the debt securities if other than the date of original issuance;
•	the person who shall be entitled to receive interest, if other than the record holder on the record date and the manner in which such interest will be payable;
•	the date or dates on which the principal of the debt securities of such series is payable;
•
the rate or rates, and if applicable the method used to determine the rate, at which the debt securities of such series will bear interest, if any, the date or dates from which such interest will accrue, the date or dates on which such interest will be payable and the record date or dates for the interest payable on any debt securities on any interest payment date;

•	the place or places where payments of principal and interest may be made and securities may be surrendered for registration of transfer or for exchange;
•
the obligation, if any, of the Company to redeem or purchase the debt securities of such series, at the option of the Company or at the option of a holder thereof, pursuant to any sinking fund or other redemption provisions and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be so redeemed or purchased, in whole or in part;

•	if issued other than in minimum denominations of $1,000 or any multiple of $1,000, or $5,000 in the case of bearer securities, the denominations in which the debt securities will be issuable;
•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;
•
if other than U.S. currency, the currency, currencies or currency units in which principal, premium, if any, or interest will be payable and the manner of determining the equivalent thereof in U.S. currency;

•
if the principal of (and premium, if any, on) or any interest on the debt securities is to be payable, at our election or the election of a holder thereof, in one or more currencies other than that the currency or currencies in which the debt securities are stated to be payable, the currency or currencies in which payment is to be made payable and the periods and terms upon which such election is to be made;

•
if the amount of payments of principal of (and premium, if any, on) or any interest on the debt securities of the series may be determined by reference to an index, the manner in which such amounts shall be determined;

•	whether the debt securities will be issuable in the form of certificated debt securities or global debt securities;
•	any interest rate calculation agents, exchange rate calculation agents or other agents for the debt securities, if other than the trustee;
•
whether and under what circumstances we will pay additional amounts in respect of any series of debt securities and whether we have the option to redeem such debt securities rather than pay such additional amounts;

•
any provisions relating to the extension of maturity of, or the renewal of, the debt securities of such series, or the conversion of the debt securities of such series into other securities of the Company;

•	any provisions relating to the purchase or redemption of all or any portion of a tranche or series of debt securities, including the period of notice required to redeem those debt securities;
•	the terms and conditions, if any, pursuant to which the debt securities are secured;
•	any subordination provisions applicable to the subordinated debt securities if different from those described below under “—Subordinated Debt;”

•
any other terms or provisions relating to the payment of principal of, premium (if any) or interest thereon, including, but not limited to, whether such debt securities are issuable at a discount or premium, as amortizable debt securities and if payable in, convertible or exchangeable for commodities or other securities of ours; and

•	any other specific terms of such debt securities.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material United States federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the relevant foreign currency or currencies.
Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The material United States federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.
Senior Debt
Except as otherwise provided in a prospectus supplement, senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated debt of the Company, and will rank senior in right of payment to any subordinated debt.
Subordinated Debt
Except as otherwise provided in a prospectus supplement, subordinated debt securities will be unsecured and will be subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness, as more fully described in the applicable prospectus supplement. Notwithstanding the foregoing, if a deposit is made in accordance with the terms of the indenture with respect to any debt securities (and provided all other conditions set out in the indenture shall have been satisfied with respect to such debt securities), then, when the 90th day after such deposit has ended, no money obligations so deposited, and no proceeds thereon, will be subject to any rights of holders of Senior Indebtedness, including any rights of subordination.
Under the subordinated debt indenture, Senior Indebtedness means the principal of (and premium, if any), accrued interest (including interest accruing on or after the filing in bankruptcy or reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and other amounts owing with respect to all Indebtedness of the Company (including Indebtedness of others guaranteed by the Company) other than the subordinated debt securities, in any such case whether outstanding on the date of the indenture or the date the subordinated debt securities of any series are issued thereunder or thereafter created, incurred or assumed, unless in any case in the instrument creating or evidencing any such Indebtedness or obligation or pursuant to which the same is outstanding it is provided that such Indebtedness or obligation is not superior in right of payment to the subordinated debt securities or it is provided that such Indebtedness or obligation is subordinated to Senior Indebtedness to substantially the same extent as the subordinated debt securities are subordinated to Senior Indebtedness. Under the subordinated debt indenture, Indebtedness means any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing capital lease obligations or the balance deferred and unpaid of the purchase price of any property or representing any hedging obligations, except any such balance that constitutes an accrued expense or trade payable and also includes, to the extent not otherwise included, the guaranty of any indebtedness.
Methods of Receiving Payments on the Debt Securities
Unless otherwise indicated in a prospectus supplement, the debt securities will be payable as to principal, redemption premium, if any, and interest at the office or agency of the paying agent (which may be us) or, at our option, payment of interest may be made by check mailed to the holders of the debt securities at their last addresses as they appear on the register of holders or wired if held in book-entry form.

Events of Default; Waiver
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, an “event of default,” when used in the indentures, means any of the following:
•
our default in the payment of the principal (or premium, if any) on any of the debt securities of such series as and when due, either at maturity, upon redemption, by declaration or otherwise, or any payment required by any sinking or analogous fund with respect to any series of the debt securities;

•	our default in the payment of any installment of interest on the debt securities when due, and continuance of such default for a period of 90 days;
•
our failure to observe or perform any other covenant or agreement in the debt securities or the applicable indenture and the continuance of such default or breach for a period of 90 days after our receipt of written notice from the trustee or the holders of at least 25% in aggregate principal amount of the debt securities then outstanding of that series specifying such failure and requiring it to be remedied;

•
a court having jurisdiction enters a decree or order for relief in respect of us or a Material Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of us or a Material Subsidiary or for any substantial part of our or its respective property, or ordering the winding-up or liquidation of our affairs shall have been entered and remained unstayed and in effect for a period of 60 consecutive days;

•
we or a Material Subsidiary commence a voluntary case or proceeding under any applicable bankruptcy, insolvency or other similar law, or consent to the entry of a decree or order for relief in an involuntary case or proceeding under any such law, or the consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of us or a Material Subsidiary or of any substantial part of our or its respective property, or the making by us or a Material Subsidiary of a general assignment for the benefit of creditors; or

•	any other event of default provided with respect to a particular series of debt securities, as described in the supplement indenture under which we issue such series.
A “Material Subsidiary” means CrossFirst Bank or any successor thereof or any of our subsidiaries that is a depository institution and that has consolidated assets equal to 80% or more of our consolidated assets.
If an event of default occurs and continues as described in the first, second, third or sixth bullet above, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (with a copy to the trustee, if given by holders) may declare the principal amount of the debt securities of that series to be immediately due and immediately payable. If an event of default occurs and continues as described in the fourth or fifth bullet above, the principal amount of all of the debt securities issued under the indentures shall automatically be deemed immediately due and payable.
The indentures also provide that the holders of a majority in principal amount of the debt securities of each series outstanding at the time may, on behalf of the holders of all of the debt securities of that series, waive any past default with respect to the debt securities and its consequences, except a default in the payment of the principal of, premium, if any, and interest on the debt securities or a bankruptcy or insolvency-related default, or with respect to any covenant or provision that cannot be modified or amended under the terms of the indenture without the holder of such outstanding debt security so affected.
Remedies; Obligations of the Trustee
The holders of a majority in principal amount of the debt securities of each series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indentures or that the trustee determines in good faith may be unjustly prejudicial to the holders of the debt securities not consenting or that may involve the trustee in personal liability. In addition, the trustee may take any other action it deems proper that is not inconsistent with any such direction received from the holders of a majority in principal amount of the debt securities.

The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indentures at the request, order or direction of any of the holders of any debt securities or related coupons pursuant to the provisions of the indentures, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to it against the losses, costs, expenses and liabilities which might be incurred by it in compliance with such request, order or direction. Except to enforce the right to receive payment of principal, premium, if any, or interest, no holder of a debt security will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture unless:
•	such holder has previously given the trustee written notice of a continuing event of default;
•
holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;

•	such holders provide to the trustee reasonable indemnity acceptable to the trustee against the costs, expenses and liabilities to be incurred with such request;
•	the trustee has failed to institute a proceeding within 60 days after its receipt of the notice, request and offer of indemnity; and
•	the holders of a majority in aggregate principal amount of the outstanding debt securities do not give the trustee a direction inconsistent with the request within such 60-day period.
Each indenture requires the applicable trustee to notify the holders of a series regarding the existence of any default known to the trustee, unless the default has been cured or waived. In addition, except in the case of a default in payment of principal of or interest on any debt security or the payment of any sinking or purchase fund installment, the trustee may withhold notice of a default if and so long as the trustee in good faith determines that withholding the notice is in the interests of the holders of the debt securities. Furthermore, the trustee shall not provide notice of default to the holders of debt securities following our failure to duly observe or perform any of the covenants or agreements contained in the debt securities or indenture (other than certain payment obligations) unless at least 30 days after the occurrence thereof. For purposes of these requirements, a “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indentures with respect to the debt securities of such series.
We are required to deliver to the trustee, within 120 days after the end of each fiscal year, commencing with the year during which the first series of debt securities is issued under an indenture, a written statement signed by certain officers regarding our performance under the indenture throughout the year and specifying any known default in the fulfilment of any of our obligations under the indenture, together with certain additional details regarding any such known default.
Merger, Consolidation, Sale, Lease or Conveyance
Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, we will not merge into or consolidate with any other corporation, or sell or convey all or substantially all of our assets to any person, firm, or corporation, unless:
•
either we are the continuing corporation or the successor corporation is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal, premium, if any, and interest on all the debt securities according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by us by supplemental indenture, executed and delivered to the trustee by such successor corporation;

•
neither we nor such successor corporation, immediately after giving effect to such merger, consolidation, sale or conveyance, will be in default in the performance of any covenant or condition under the applicable indenture; and

•
we shall have delivered to the trustee an officer's certificate and an opinion of counsel, each stating that the transaction complies with the terms of the applicable indenture and that all conditions precedent in such indenture provided for relating to such transaction have been complied with.

In the case of any such consolidation or merger, sale or conveyance and upon any such assumption by the successor corporation, the successor corporation shall succeed to, and be substituted for, us under the applicable indenture with the same effect as if it had been an original party to such indenture.
Certain Covenants
The applicable prospectus supplement will describe any restrictive covenants applicable to any debt securities we offer for sale.
Modification of the Indenture
Unless we indicate otherwise in a prospectus supplement and except as set forth below, modification and amendment of an indenture, or entry into a supplemental indenture applicable to the debt securities, may be made only when authorized by our Board of Directors and with the consent of the holders of not less than a majority in principal amount of the debt securities outstanding affected by such supplemental indenture, voting together as a single class.
Notwithstanding the foregoing, no modification or amendment of an indenture as applicable to any series of debt securities may:
•
extend the fixed maturity of any debt security, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each debt security so affected;

•	reduce the percentage in principal amount of outstanding debt securities that is required for any supplemental indenture without the consent of the holders of all debt securities then outstanding;
•	modify the subordination provisions in a manner adverse to the holders of any debt security; or
•	modify any of the applicable provisions with respect to modification and waiver.
In addition, we and the trustee may modify or amend the indentures as applicable to the debt securities, with the consent of our board of directors but without the consent of any holder of the debt securities, for any of the following purposes:
•
to evidence the succession of another corporation to the Company, or successive successions, and provide for the successor's assumption of our covenants, agreements and obligations under the indentures and the debt securities issued thereunder;

•
to add further covenants, restrictions, conditions or provisions as our board of directors considers to be for the protection of the holders of the debt securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the remedies provided under the applicable indenture, with such period of grace and subject to such conditions as such supplemental indenture may provide;

•	to add any additional Events of Default;
•
to add or change any of the provisions of the indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of debt securities in uncertificated form; provided, that any such action shall not adversely affect the interests of the holders of the debt securities or any related coupons in any material respect;

•
to modify, eliminate or add provisions of the indenture to such extent as necessary in order to effect the qualification of the applicable indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or any similar federal statute thereafter enacted, and to add such other provisions as may be expressly permitted by the Trust Indenture Act, excluding Section 316(a)(2) thereof or any corresponding provision in any similar federal statute hereafter enacted;

•
to modify, eliminate or add to any provisions of the indenture; provided that any such change or elimination (i) becomes effective only when there are no outstanding debt securities and created prior to the execution of such supplemental indenture that is entitled to the benefit from such provision or (ii) does not apply to any outstanding debt security;

•
to cure any ambiguity or to correct or supplement any provision in the indenture or any supplemental indenture which may be defective or inconsistent with any other provision, (ii) to convey, transfer, assign, mortgage or pledge any property to or with the trustee or (iii) to make such other provisions in regard to matters or questions arising under the indenture; provided, that no such provision shall adversely affect in any material respect the interests of the holders of the debt securities or any related coupons, including provisions necessary or desirable to provide for or facilitate the administration of the trusts;

•	to secure any series of debt securities;
•	to establish any series of Securities and the form or terms of any series as permitted by the indenture;
•
to evidence and provide for the acceptance and appointment by a successor trustee with respect to the debt securities of one or more series and to add or change any provisions of the indenture as necessary to provide for or facilitate the administration of the trusts; or

•
to add to, change or eliminate any of the provisions relating to the subordination of Securities to Senior Indebtedness or change the definition of Senior Indebtedness in respect of one or more series of Securities, including outstanding Securities; provided, however, that no provision in any supplemental indenture that affects the superior position of holders of Senior Indebtedness shall be effective against holders of Senior Indebtedness.

The trustee shall not be obligated to enter into any amendment or supplemental indenture that adversely affects the trustee's own rights, duties or immunities under the Securities or the applicable indenture or will otherwise adversely affect it.
Subject to the requirements for the holders to waive a default related to bankruptcy events, defaults related to covenants or provisions that cannot be modified without the consent of each affected holder, and the rights of any holder of a debt security to receive payment of principal of, premium, if any, on and interest on such debt securities, holders of a majority in aggregate principal amount of the debt securities voting as a single class of such series or of all debt securities, as the case may be, then outstanding may waive all defaults with respect to that series or with respect to all securities treated as a single class and rescind and annul such declaration and its consequences, but no waiver or rescission and annulment will extend to or affect any subsequent default.
Outstanding Debt Securities; Determinations of Holders' Actions
Debt securities outstanding at any time are the debt securities authenticated and delivered by the trustee except for those cancelled by the trustee or delivered to the trustee for cancellation, those debt securities, or portions thereof, for which we have deposited in trust with the trustee or any paying agent a sufficient amount of money for the payment or redemption thereof, those debt securities that have been defeased under the indenture, and those debt securities that have been exchanged for other debt securities issued under the indenture or that have been mutilated, destroyed, lost or stolen and replaced by the trustee. A debt security does not cease to be outstanding because we or an affiliate of ours holds the debt security; provided, that in determining whether the holders of the requisite aggregate principal amount of debt securities have given or concurred in any request, demand, authorization, notice, direction, consent or waiver, debt securities owned by us, any other obligor of the debt securities or any other person directly or indirectly controlling or controlled by or under direct or indirect common control with us or any other obligor on the debt securities, will be disregarded and deemed not to be outstanding for the purpose of any such determination, except for determining whether the trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which the trustee knows are so owned will be so disregarded, and debt securities that have been pledged in good faith may also be regarded as outstanding under certain circumstances.

Satisfaction and Discharge
Each indenture may be discharged and cease to be of further effect as to the applicable debt securities, when:
•	either:
•
all debt securities of any series that have been authenticated and all coupons, if any, appertaining thereto have been delivered to the trustee for cancellation, except (i) coupons on Bearer Securities that meet certain conditions, (ii) debt securities and coupons that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture, (iii) coupons relating to debt securities called for redemption and maturing after the relevant redemption date, whose surrender has been waived, and (iv) debt securities and coupons for which payment has been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust; or

•
all debt securities and certain coupons discussed above that have not been delivered to the trustee for cancellation (i) have become due and payable, (ii) are by their terms due and payable within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and in the case of clauses (i) and (iii) in the preceding bullet point, we have deposited or caused to be deposited with the trustee as trust funds the entire amount (other than moneys repaid by the trustee or any paying agent to us under the terms of the indenture) sufficient to pay at maturity or upon redemption all debt securities of such series and coupons not delivered to the trustee for cancellation, including principal (and premium, if any) and any interest due or to become due to such date of maturity or date of redemption;

•	we have paid or caused to be paid all other sums payable by us under the applicable indenture with respect to the debt securities;
•
upon demand of and at our cost and expense, the trustee has executed instruments reasonably requested by us acknowledging the satisfaction and discharge of the applicable indenture with respect to the debt securities; and

•
we have delivered to the trustee an officer's certificate and an opinion of counsel stating that the conditions precedent to the satisfaction and discharge of the debt securities have been complied with.

Legal Defeasance and Covenant Defeasance
Legal Defeasance
Under the terms of the indentures and unless otherwise provided in a supplemental indenture, we will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities after we have made the deposit referred to below and the conditions precedent and subsequent set forth below are satisfied, and the provisions of the applicable indenture will cease to be applicable with respect to the debt securities (except for, among other matters, certain rights of the holders to receive payments of principal, premium and interest when due on such debt securities from the trust fund, and our obligations to register the transfer of or exchange of the debt securities, prepare temporary debt securities, replace stolen, lost or mutilated debt securities, maintain paying agents and hold funds for payment in trust, and rights, powers, trusts, duties and immunities with respect to the trustee) if:
•
we have irrevocably deposited or caused to be deposited with the trustee, in trust, money in an amount and/or non-callable or non-redeemable government securities that will provide funds in amount sufficient, in the opinion of a nationally recognized public accounting firm expressed in a written certification delivered to the trustee, to pay the principal of, premium, if any, and accrued interest on the debt securities until maturity or redemption in accordance with the terms of the applicable indenture and any mandatory sinking fund payments or analogous payments applicable to such debt securities;

•
no default or event that after notice or lapse of time, or both, would become a default with respect to such debt securities, will have occurred and be continuing on the date of such deposit, or insofar as events of default due to certain events of bankruptcy, insolvency or reorganization in respect of us are concerned, during the period ending on the 123rd day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the company with respect to such deposit;
•
such defeasance or covenant defeasance does not (i) cause the trustee for the debt securities to have a conflicting interest under the terms of the indenture or the Trust Indenture Act or (ii) result in the trust arising from such deposit to constitute, unless it is qualified, a regulated investment company under the Investment Company Act of 1940, as amended;

•
such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound;

•	such defeasance or covenant defeasance does not cause any debt securities of such series then listed on any registered national securities exchange under the Exchange Act to be delisted;
•
we have delivered to the trustee an opinion of counsel stating that (i) we have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the indenture there has been a change in the applicable United States federal income tax law to the effect that, and based thereon, holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•
such defeasance is effected in compliance with any terms, conditions or limitations which may be imposed on the Company in connection with a supplemental indenture or board resolutions establishing such series of debt securities; and

•
we shall have delivered to the trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent and subsequent provided for in the indenture relating to the defeasance have been complied with.

Covenant Defeasance
Under the terms of the indentures and unless as otherwise provided in a supplemental indenture, we will not need to comply with certain restrictive covenants, and the provisions of the applicable indenture will cease to be applicable with respect to an event of default under the debt securities other than an event of default due to our failure to pay the principal of or interest on the debt securities when due, upon:
•	the satisfaction of the conditions described above in “– Legal Defeasance and Covenant Defeasance – Legal Defeasance,” other than with respect to the sixth bullet point; and
•
our delivery to the trustee of an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

If we exercise our option to omit compliance with certain provisions of the applicable indenture as described in the immediately preceding paragraph and the debt securities are declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or non-callable government securities on deposit with the trustee may not be sufficient to pay amounts due on the debt securities at the time of acceleration resulting from such event of default. In such event, we will remain liable for such payments.
Limitation on Individual Liability
No incorporator or past, present or future stockholder, officer or director of ours or any successor corporation, as such, will have any liability for any obligations, covenants or agreements of ours under the debt securities or the indentures or because of any indebtedness evidenced thereby. Each holder of a debt security, by accepting a debt security waives and releases such liability. The waiver and release are part of the consideration for the issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws.
Trustee
The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indentures.
At all times, the trustee must be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, with authority to exercise corporate trust powers, be subject to the supervision or examination by federal, state, territorial or District of Columbia authority, have at all times a combined capital and surplus of not less than $50,000,000 and not be the Company or any person directly or indirectly controlled or controlled by or under common control with the Company.
If the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, with respect to the debt securities, within 90 days after the trustee has acquired a conflicting interest, which has not been cured or waived, the trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as trustee with respect to the debt securities issued under the applicable indenture. If the trustee resigns, we are required to appoint a successor trustee with respect to the affected securities promptly. The trustee and/or certain of its affiliates may provide banking, investment and other services to us.
Notices
Any notices required to be given to the holders of the debt securities will be given by mail to the addresses of the holders in the security register.
Governing Law
The indentures and the debt securities are governed by, and will be construed in accordance with, the laws of the State of New York. The indentures will be subject to the provisions of the Trust Indenture Act that are required to be part of the indentures and will, to the extent applicable, be governed by such provisions.
Book-Entry Delivery and Settlement
Global Debt Securities
We will issue any debt securities in the form of one or more global debt securities in definitive, fully registered, book-entry form. The global debt securities will be deposited with or on behalf of DTC, and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in the global debt securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global debt securities through DTC.
DTC has advised us that:
•
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•
DTC holds securities that its participants deposit with DTC and facilitates the post-trade settlement among participants of sales and other securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of security certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.
•
DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

•
Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.
We have provided the description of the operations and procedures of DTC in this prospectus solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, any underwriters or any trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC or their participants directly to discuss these matters.
We expect that under procedures established by DTC:
•
upon deposit of the global debt securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by any underwriters with portions of the principal amounts of the global debt securities; and

•
ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global debt security to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global debt security to pledge or transfer those interests to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.
So long as DTC or its nominee is the registered owner of a global debt security, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global debt security for all purposes under the indenture and under the debt securities. Except as provided below, owners of beneficial interests in a global debt security will not be entitled to have debt securities represented by that global debt security registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities and will not be considered the owners or holders thereof under the applicable indenture or under the debt securities for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture or a global debt security.
Neither we nor any trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, or for maintaining, supervising or reviewing any records of those organizations relating to the debt securities.
Payments on the debt securities represented by the global debt securities will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the debt securities represented by a global debt security, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global debt security as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global debt security held through such participants will be governed by standing instructions and customary practice as is currently the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.
Settlement Procedures
Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.

Certificated Debt Securities
Individual certificates in respect of any debt securities will not be issued in exchange for the global debt securities, except in very limited circumstances. We will issue or cause to be issued certificated debt securities to each person that DTC identifies as the beneficial owner of the debt securities represented by a global debt security upon surrender by DTC of the global debt security if:
•
DTC notifies us that it is no longer willing or able to act as a depositary for such global debt security or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

•	an event of default has occurred and is continuing, and DTC requests the issuance of certificated debt securities; or
•	subject to DTC's procedures, we determine not to have the debt securities of such series represented by a global debt security.
Neither we nor any trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the debt securities. We and any trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of any certificated debt security to be issued.

DESCRIPTION OF DEPOSITARY SHARES
We may elect to offer fractional interests in shares of our Preferred Stock, in which case we will issue receipts for depositary shares and each depositary share will represent a fraction of a share of the applicable series of our Preferred Stock, as set forth in the applicable prospectus supplement. The following summary of the terms of the depositary shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and our Preferred Stock, as well as the form of the deposit agreement, depositary receipts, our Articles and any amendments thereto relating to the applicable series of our Preferred Stock that will be filed with the SEC. Therefore, you should carefully consider the actual provisions in these documents.
General
Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of our Preferred Stock underlying that depositary share, to all rights and preferences of our Preferred Stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.
The shares of our Preferred Stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. The name and address of the principal executive office of the depositary will be included in the prospectus supplement relating to the issue.
The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which will require holders to take certain actions, such as filing proof of residence and paying certain charges.
Dividends and Other Distributions
The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of our preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for our Preferred Stock.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net cash proceeds to the holders.
Liquidation Preference
If a series of our Preferred Stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of our Preferred Stock, as set forth in the applicable prospectus supplement.
Redemption
If a series of our Preferred Stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of our preferred stock held by the depositary. Whenever we redeem any of our Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing our Preferred Stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of our Preferred Stock.
After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will terminate, except the right to receive money, securities or other property payable upon redemption.

Voting
Upon receipt of notice of any meeting at which the holders of our Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying our Preferred Stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of our Preferred Stock underlying that holder's depositary shares. The record date for the depositary will be the same date as the record date for our Preferred Stock. The depositary will try, as far as practicable, to vote the shares of our Preferred Stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote our Preferred Stock in accordance with these instructions. The depositary will not vote our Preferred Stock to the extent that it does not receive specific instructions from the holders of depositary receipts.
Withdrawal of Preferred Stock
Owners of depositary shares will be entitled to receive, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of our Preferred Stock underlying their depositary shares.
Partial shares of our Preferred Stock will not be issued. Holders of our Preferred Stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for our Preferred Stock.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:
•	all outstanding depositary shares have been redeemed; or
•	there has been a final distribution of our Preferred Stock in connection with our dissolution and such distribution has been made to all holders of depositary shares.
Charges of Depositary
We will pay all United States transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:
•	the initial deposit of our Preferred Stock;
•	the initial issuance of the depositary shares;
•	any redemption of our Preferred Stock; and
•	all withdrawals of our preferred stock by owners of depositary shares.
Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:
•	refuse to transfer depositary shares;
•	withhold dividends and distributions; and
•	sell the depositary shares evidenced by the depositary receipt.
Miscellaneous
The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of our Preferred Stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of our Preferred Stock.

Neither we nor the depositary will be liable if either we or the depositary are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary's obligations will be limited to the performance in good faith of our or the depositary's respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or our Preferred Stock unless satisfactory indemnity is furnished. The depositary and we may rely on:
•	written advice of counsel or accountants;
•	information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and
•	documents believed to be genuine and to have been signed or presented by the proper party or parties.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS
General
We may issue warrants in one or more series to purchase debt securities, Common Stock, Preferred Stock or any combination of these securities. Warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants. The following sets forth some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in their entirety by reference to the terms and provisions of the warrant agreement and related form of warrant certificate representing the warrants, which we will file with the SEC in connection with an issuance of any warrants.
The applicable prospectus supplement will describe the terms of any warrants, including the following, as may be applicable:
•	the title of the warrants;
•	the total number of warrants to be issued;
•	the consideration for which we will issue the warrants, including the applicable currency or currencies;
•	anti-dilution provisions to adjust the number or amount of shares of our Common Stock or other securities to be delivered upon exercise of the warrants;
•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;
•	the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the procedures and conditions relating to the exercise of the warrants;
•	whether the warrants will be in registered or bearer form;
•	information with respect to book-entry registration and transfer procedures, if any;
•	the minimum or maximum amount of warrants that may be exercised at any one time;
•	the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;
•	the date on and after which the warrants and securities issued with the warrants will be separately transferable;
•	a discussion of material United States federal income tax considerations;
•	the identity of the warrant agent; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.
Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent's corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for shares of our Common Stock or Preferred Stock will not have any rights of holders of our Common Stock or Preferred Stock purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.

Exercise of Warrants
A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date and in accordance with the procedures set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts for the purchase or sale of Common Stock, Preferred Stock or debt securities issued by us as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.
The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities, or any other securities offered under this prospectus and described in the applicable prospectus supplement or any combination of the foregoing, securing the holders' obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.
The prospectus supplement relating to any offering of purchase contracts or purchase units will contain the specific terms of the purchase contracts or purchase units. These terms may include, without limitation, the following:
•
whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;
•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;
•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts or purchase units;
•	a discussion of the material United States federal income tax considerations applicable to the purchase contracts or purchase units;
•	whether the purchase contracts or purchase units will be issued in fully registered or global form; and
•	any other terms of the purchase contracts or purchase units and any securities subject to such purchase contracts.
The description in the applicable prospectus supplement of any purchase contracts and purchase units we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable purchase contract or unit agreement, which will be filed with the SEC in connection with any offering of such securities.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our Common Stock, Preferred Stock or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may offer any unsubscribed securities directly to persons other than stockholders or enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities that have not been subscribed for after such offering, or use a combination of such methods, as described in the applicable prospectus supplement.
The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:
•	the price, if any, for the subscription rights;
•	the exercise price payable for each share of our Common Stock or Preferred Stock or for debt securities upon the exercise of the subscription rights;
•	the number of subscription rights issued to each stockholder;
•	the number and terms of each share of our Common Stock or Preferred Stock or debt securities that may be purchased per each subscription right;
•	the extent to which the subscription rights are transferable;
•	the conditions to completion of the offering of subscription rights;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights will commence, and the date on which the subscription rights will expire;
•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.
The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable subscription rights agreement and subscription rights certificate, which will be filed with the SEC in connection with any offering of subscription rights.

DESCRIPTION OF UNITS
We may issue units comprised of any combination of two or more of the other securities described in this prospectus and as specified in the applicable prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder, with rights and obligations of a holder, of each security included in the unit. The units may be issued under unit agreements to be entered into between us and a unit agent.
The applicable prospectus supplement will specify the terms of the units, including:
•
the designation and terms of the units and of any of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;
•	a description of the provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•	a discussion of material United States federal income tax considerations, if applicable; and
•	whether the units, if issued as a separate security, will be issued in fully registered or global form.
The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable unit agreement, which will be filed with the SEC in connection with any offering of units.

PLAN OF DISTRIBUTION
We may sell the securities offered under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters, dealers or agents or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions (or in any combination) at:
•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	prices related to the prevailing market price; or
•	negotiated prices.
For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation:
•	the public offering price;
•	the names of any underwriters, dealers or agents and the amount of securities underwritten or purchased by each of them, if any;
•	any delayed delivery arrangements;
•	the proceeds from the sale of securities to us and the use of proceeds from the sale of the securities;
•	any underwriting discounts, concessions, commissions, agency fees or other compensation payable to underwriters, dealers or agents;
•	any discounts or concessions allowed or re-allowed or repaid to dealers;
•	estimated offering expenses; and
•	the securities exchanges on which the securities will be listed, if any.
We may grant underwriters options to purchase additional securities at the public offering price, with additional underwriting commissions or discounts, as applicable, set forth in the prospectus supplement. The terms of any such option will be set forth in the prospectus supplement for those securities.
Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on Nasdaq, the existing trading market for our Common Stock, or sales made to or through a market maker other than on an exchange.
We may issue to our existing security holders, though a dividend or similar distribution, rights to purchase shares of our Common Stock or Preferred Stock, which may or may not be transferable. In any distribution of rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to facilitate the distribution of the unsubscribed securities. The applicable prospectus supplement will describe the specific terms of any offering of our Common Stock or Preferred Stock through the issuance of rights including, if applicable, the material terms of any standby underwriting agreement or purchase agreement.
Sales Through Underwriters, Dealers or Agents; Direct Sales
If we use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions and the underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price for the securities and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If we use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale.
If agents are used in any sale of securities offered under this prospectus, they will use their reasonable best efforts to solicit purchases for the period of their appointment or to sell our securities on a continuing basis. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any commissions they may be paid in that offering.
If securities offered under this prospectus are sold directly, no underwriters, dealers or agents would be involved.
We are not making an offer of securities in any state that does not permit such an offer. If we sell securities through dealers or agents, or directly, the terms of any such sales will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities offered under this prospectus from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to such contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.
Market Making, Stabilization and Other Transactions
Each issue of a new series of securities, other than issuances of our Common Stock, will not have an established trading market, except as indicated in the applicable prospectus supplement. Unless indicated in the applicable prospectus supplement, we do not expect to list the offered securities on a securities exchange, except for our Common Stock, which is listed on Nasdaq. We can provide no assurance as to whether any of our securities will have a liquid trading market.
In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement and in accordance with applicable law, engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of preventing or delaying a decline in the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. Any of these activities may have the effect of raising or maintaining the market price of our securities or preventing or delaying a decline in the market price of our securities. As a result, the market price of the securities may be higher than it otherwise would be in the absence of these transactions. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the applicable prospectus supplement. Any person participating in the distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.
Derivative Transactions and Hedging
We, the underwriters or other agents engaged by us may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
General Information
We expect that any agreements we may have with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contribution with respect to payments that they may be required to make. An underwriter, dealer or agent, or any of their affiliates, may be a customer of, or otherwise engage in transactions with or perform services for us in the ordinary course of business.
The specific terms of any lock-up provisions with respect to any given offering will be described in the applicable prospectus supplement.
Under the securities laws of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available. We are not making an offer of securities in any state that does not permit such an offer.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Stinson LLP, Kansas City, Missouri. If legal matters are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The consolidated financial statements of CrossFirst Bankshares, Inc. and its subsidiaries incorporated in this prospectus by reference from CrossFirst Bankshares, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2021 have been audited by FORVIS, LLP (formerly known as BKD, LLP), an independent registered public accounting firm, as stated in their report which is incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$250,000,000

Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Purchase Units
Subscription Rights
Units
PROSPECTUS
    , 2023

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses payable by us in connection with the sale and distribution of the securities being registered hereby.
Amount to be paid
SEC registration fee	$27,550
Legal fees and expenses	*
Accounting fees and expenses	*
Printing fees	*
Trustee and depositary fees and expenses	*
Blue sky fees and expenses	*
Rating agency fees	*
Listing fees and expenses	*
Miscellaneous	*
Total	$*
*
The fees and expenses are variable based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth an estimate of such expenses incurred in connection with securities to be offered and sold pursuant to this registration statement.

Item 15.	Indemnification of Directors and Officers.
Section 17-6305 of the KGCC provides that a corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including attorneys' fees, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Similarly, a Kansas corporation may also indemnify any person described in the previous sentence who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, except that any person found liable to the corporation may be indemnified only if a court has determined such person is fairly and reasonably entitled to indemnity for such expenses. To the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any foregoing action, suit or proceeding, or in defense of any claim, issue or matter therein, Section 17-6305 of the KGCC provides that such director, officer, employee or agent will be indemnified against expenses actually and reasonably incurred by such person in connection therewith, including attorneys' fees.
Our Articles and Bylaws provide that we will indemnify each of our officers and directors to the fullest extent permitted by applicable law (including applicable federal or state banking laws or regulations including, without limitation, 12 C.F.R. Part 359 or any successor provision), and that any modification or repeal of our articles of incorporation or bylaws will not adversely affect this indemnification right of our officers and directors with respect to any act or omission occurring prior to such modification or repeal. Our Bylaws further provide that any expenses (including attorneys' fees) actually and reasonably incurred by our officers and directors in connection with their defense of any indemnifiable proceeding or the enforcement of their indemnification rights will be paid by us in advance of the disposition of such action upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that such officer or director was not entitled to be indemnified (including if any such advancement of expenses is prohibited under any applicable federal or state banking laws or regulations including, without limitation, 12 C.F.R. Part 359 or any successor provisions).
As permitted by Section 17-6002(b)(8) of the KGCC, our Articles eliminate a director's liability to us and our stockholders for monetary damages for breach of a fiduciary duty as a director, except in connection with (i) any breach of the director's duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) certain transactions under Section 17-6424 of the KGCC (relating to liability for unauthorized acquisitions or redemptions of, or payment of dividends on, capital stock), or (iv) for any transaction from which the director derived an improper personal benefit.
Our Bylaws also provide that the indemnification rights set forth in the bylaws are not exclusive of other indemnification rights to which an indemnified party may be entitled under any statute, provision in our Articles or Bylaws, any agreement, the vote of stockholders or disinterested directors, policy of insurance or otherwise, both as to action in their capacity and as to action in another capacity while holding their respective offices, and shall not limit in any way any right which the Company may have to provide additional indemnification with respect to the same or different persons or classes of person. Our Bylaws further authorize us to purchase and maintain insurance on behalf of our officers and directors and we have obtained insurance to cover such individuals for certain liabilities.
We have entered into indemnification agreements with each of our current officers and directors, and we anticipate that we will enter into indemnification agreements with each of our future directors and officers, that provide these individuals with a contractual right to indemnification from us to the fullest extent permitted under Kansas law against any liability that may arise by reason of their service to us, and to the advancement of expenses incurred as a result of any proceeding against them as to which they could be indemnified. The indemnification agreement supplements and clarifies existing indemnification provisions of our Articles and Bylaws and, in general, provides for indemnification to the fullest extent not prohibited by the KGCC, subject to the terms and conditions provided in the indemnification agreement. The indemnification agreement also establishes processes and procedures for indemnification claims, advancement of expenses and costs and other determinations with respect to indemnification.
Federal banking law, which is applicable to us as a bank holding company and to the Bank as an insured depository institution, limits our and the Bank's ability to indemnify their directors and officers. Neither the Bank nor we may make, or agree to make, indemnification payments to an institution-affiliated party such as an officer or director in connection with any administrative or civil action instituted by a federal banking agency if as a result of the banking agency action the indemnitee is assessed a civil money penalty, is removed from office or prohibited from participating in the conduct of our or the Bank's affairs, or is subject to a cease and desist order. Prior to the resolution of any action instituted by the applicable banking agency, the Bank, or we, as applicable, may indemnify officers and directors only if the respective board of directors, as the case may be, (i) determines in writing that the indemnified person acted in good faith and in a manner he/she believed to be in the best interest of the institution, (ii) determines after investigation that making indemnification payments would not affect our safety and soundness or the safety and soundness of the Bank, as the case may be, (iii) if the indemnified party agrees in writing to reimburse us or the Bank, as the case may be, for any indemnity payments which turn out to be impermissible, and (iv) determines that the indemnification payments would not otherwise be prohibited by federal banking law.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations, including, but not limited to, 12 U.S.C. § 1828(k).

Item 16.	Exhibits.
Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
3.1
Articles of Incorporation of CrossFirst Bankshares, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-232704) filed with the SEC on July 18, 2019).

3.2
Amendment to the Articles of Incorporation of CrossFirst Bankshares, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-232704) filed with the SEC on July 18, 2019).

3.3	Bylaws of CrossFirst Bankshares, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-232704) filed with the SEC on July 18, 2019).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-232704) filed with the SEC on July 18, 2019).
4.2	Form of Senior Debt Indenture.
4.3	Form of Subordinated Debt Indenture.
4.4	Form of Preferred Stock Certificate.*
4.5	Form of Senior Debt Security.*
4.6	Form of Subordinated Debt Security.*
4.7	Form of Depositary Agreement and Certificate.*
4.8	Form of Warrant Agreement and Certificate.*
4.9	Form of Purchase Contract Agreement.*
4.10	Form of Subscription Rights (including form of Subscription Rights Certificate).*
4.11	Form of Unit Agreement and Unit Certificate.*
5.1	Opinion of Stinson LLP.
23.1	Consent of FORVIS, LLP.
23.2	Consent of Stinson LLP (included in Exhibit 5.1).
24.1	Power of attorney (included on the signature pages herewith).
25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, for the Senior Debt Indenture.
25.2	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, for the Subordinated Debt Indenture.
107	Calculation of Filing Fee Tables.
*	To be filed by amendment or as an exhibit to a report filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference.
Item 17.	Undertakings.
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by such undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Leawood, Kansas, on February 23, 2023.
CROSSFIRST BANKSHARES, INC.

By:	/s/ Michael J. Maddox
Name:	Michael J. Maddox
Title:	President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoint Benjamin R. Clouse or Amy Abrams, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Position	Date

/s/ Michael J. Maddox	President and Chief Executive Officer and Director (Principal Executive Officer)	February 23, 2023
Michael J. Maddox

/s/ Benjamin R. Clouse	Chief Financial Officer (Principal Financial and Accounting Officer)	February 23, 2023
Benjamin R. Clouse

/s/ Rod Brenneman	Director (Chairman)	February 23, 2023
Rod Brenneman

/s/ George Bruce	Director	February 23, 2023
George Bruce

/s/ Steven W. Caple	Director	February 23, 2023
Steven W. Caple

/s/ Ron Geist	Director	February 23, 2023
Ron Geist

/s/ Jennifer Grigsby	Director	February 23, 2023
Jennifer Grigsby

/s/ George E. Hansen III	Director	February 23, 2023
George E. Hansen III

Name	Position	Date

/s/ Lance Humphreys	Director	February 23, 2023
Lance Humphreys

/s/ Mason King	Director	February 23, 2023
Mason King

/s/ James Kuykendall	Director	February 23, 2023
James Kuykendall

/s/ Kevin Rauckman	Director	February 23, 2023
Kevin Rauckman

/s/ Michael Robinson	Director	February 23, 2023
Michael Robinson

/s/ Grey Stogner	Director	February 23, 2023
Grey Stogner

/s/ Stephen K. Swinson	Director	February 23, 2023
Stephen K. Swinson